UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: Sept 8, 2009 (Date of earliest event reported)
Forgent Networks, Inc. (Exact name of registrant as specified in its charter)

TX (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

108 Wild Basin Rd (Address of principal executive offices)	78746 (Zip Code)

512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Tuesday, September 8, 2009, Nancy Harris tendered a letter of resignation as President and CEO of the Company, effective September 30, 2009.  The Board has accepted such resignation from Ms. Harris.

On Tuesday, September 15th, the Company appointed Pat Goepel as Interim Chief Executive Officer, effective as of October 1, 2009.

Mr. Goepel does not currently have an employment agreement with the Company. The terms of such employment agreement with the Company have not been finalized and are thus not yet available. The Company will file an amendment to this Current Report on Form 8-K with the terms of such employment agreement with Mr. Goepel once and if such employment agreement is finalized.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2009	FORGENT NETWORKS, INC. By: /s/ David Sandberg Chairman, David Sandberg